EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 26, 2010, on our audits of the consolidated financial statements of United Bancorp, Inc. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, which report is included in the Form 10-K of United Bancorp, Inc. for the year ended December 31, 2009.

/s/ BKD, LLP

Indianapolis, Indiana
June 11, 2010